Exhibit 10.3

THIS NOTE AMENDS AND RESTATES THE NOTE DATED JANUARY 14, 2016 IN THE ORIGINAL PRINCIPAL AMOUNT OF $21,500,000.00 FROM WEBSTER GREEN APARTMENTS, LLC TO BROOKLINE BANK IN ITS ENTIRETY

AMENDED AND RESTATED NOTE

DATE OF NOTE:

March 29, 2018

PRINCIPAL AMOUNT OF NOTE:

TWENTY-ONE MILLION FIVE HUNDRED THOUSAND AND 00/00 DOLLARS ($21,500,000.00).  Tranche I (i) $20,829,314.71 shall be used to capitalize the acquisition of that certain real property comprising a 77 unit apartment community commonly known as the Webster Green Apartments and located at 757 Highland Avenue, Needham, Massachusetts, as more particularly described in the Mortgage (as hereinafter defined)(the “Property”) and (ii) Tranche II, up to the remaining $670,685.29 shall be used to pay for certain renovation costs associated with the Property

MAKER:

Hamilton Highlands, LLC, a Massachusetts limited liability company having its principal office at 39 Brighton Avenue

Boston, Massachusetts 02134

LENDER:

Brookline Bank, a Massachusetts savings bank,  having an address of

131 Clarendon Street

Boston, Massachusetts 02116

MATURITY DATE:

January 15, 2026

LOAN TERM:

A period of approximately ninety-three and one-half (93.5) calendar months commencing upon the date hereof and expiring upon the Maturity Date.

AMORTIZATION:

Interest only until and including the Payment Day (as hereinafter defined) of February 28, 2019.  Commencing with the Payment Day of March 29, 2019 and on each Payment Date thereafter, monthly payments of interest and principal shall be made each in the amount as determined by Lender to fully amortize the principal amount of this Loan based on an assumed amortization period of thirty (30) years (the “Amortization Period”) with the entire outstanding principal balance being due on the Maturity Date.

INTEREST RATE:

For the period from the date hereof until and including January 14, 2020:

The Interest Rate shall be a variable rate equal to 195 basis points (1.95%) over the one-month (30 day) LIBOR Rate (as hereafter defined).

The LIBOR Rate shall be determined by Lender prior to the commencement of each Interest Period as defined hereinbelow.  The LIBOR Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined.

LIBOR Rate:  The term LIBOR Rate means with respect to each day during Interest Period, the rate for U.S. dollar deposits of thirty (30) day maturity as reported on Reuters Screen LIBOR1 Page as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by Lender from another recognized source or interbank quotation); provided, however that such LIBOR Rate shall not be less than zero at any time during the Loan Term.

For the period from January 15, 2020 until and including January 15, 2026:

The Interest Rate shall be a  fixed rate for five years and thereafter for one year equal to the applicable Federal Home Loan Bank Rate (as hereafter defined) plus 175 basis points.

Federal Home Loan Bank Rate means the interest rate for five (5) year or one (1) year (as applicable) classic advance rate notes of the Federal Home Loan Bank of Boston (or the highest of such rates, if there is more than one such rate).  In the event the Federal Home Loan Bank Rate is no longer available, or becomes unascertainable for any reason, the Lender shall designate a comparable rate which shall be deemed the Federal Home Loan Bank Rate hereunder.  The Federal Home Loan Bank Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer.

INTEREST PERIOD:

The first Interest Period shall begin on the date principal is first advanced under this Note (the “Advance Date”) and end on (but excluding) the next succeeding Payment Day (as hereinafter defined), and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Payment Day (before any adjustment for a day that is not a Business Day), provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a Business Day shall not be extended to the next succeeding Business Day; (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the Payment Day shall end on (but exclude) the last business Day of such month, and (iii) any Interest Period that would otherwise extend past the Maturity Date shall end on (but exclude) the Maturity Date.  No Interest Period shall extend beyond the scheduled Maturity Date of the Note.

Interest Calculation Method:    Interest on this Note shall be calculated on the basis of a 360‑day year and charged for the actual number of days elapsed in an interest period; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding during the Interest Period.  All interest payable under this Note is computed using this method.

Business Day:   Any day other than a Saturday or a Sunday or any day on which commercial banks in New York, New York, are authorized or required to close.

PAYMENT DAY:

Commencing April 29, 2018,  and on the same day of each succeeding month during the Loan Term and for February, the last day of February (each a “Payment Day”).

MORTGAGED PROPERTY:

The premises known as Webster Green Apartments and located at 757 Highland Avenue, Needham, Massachusetts as described in Exhibit A of the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”).

PREPAYMENT:

Maker may prepay all or any portion of the unpaid principal balance due under this Note by paying, in addition to the payment of principal, accrued interest and any other sums due to the Lender at the time of prepayment, a prepayment premium in an amount equal to the percentage of the amount of principal being prepaid, as follows:

Two (2%) percent from the date hereof through and including January 15, 2025; and

Zero (0%) percent from January 16, 2025 through and including January 15, 2026.

The foregoing premium shall be due in the event of a prepayment by acceleration or otherwise.  In the event any partial prepayment of this Note is permitted, it shall be applied to installments hereof in the inverse order of maturity.  There shall be no prepayment payable if this Note is refinanced by Maker with an agency loan through Walker & Dunlop via Lender or if the Note is refinanced by Lender.

A  NOTE PARTY:

Maker, any one or more of the persons or entities constituting Maker, any principal Maker, co-Maker, and any guarantor, endorser, or surety of Maker.

PLACE OF EXECUTION OF NOTE:

Boston, Massachusetts

For value received, Maker does hereby promise to pay to the order of  Lender at the office of Lender set forth above or at such other place or places or to such other party or parties as the holder of this Note may from time to time designate, the Principal Amount of this Note, or so much thereof as shall be advanced against this Note from time to time in amounts agreed to from time to time by Lender, together with interest thereon, as follows:  on each Payment Day during the Loan Term starting with the 29th day of April, 2018,  until and including the Payment Day of February 28, 2019,  Maker shall make payments of interest only on the principal balance outstanding at the Interest Rate in effect on the date thereof.  Commencing with the Payment Day of March 28, 2019 and on each Payment Date thereafter, Maker shall make payments of principal and interest the amount as determined by Lender to fully amortize the principal amount of this Loan at the end of the Amortization Period.  On the Maturity Date, Maker shall make a final payment equal to the principal and all accrued interest then outstanding.  If any monies paid by the holder of this Note to cure any default of Maker shall not have been repaid, payments made on account of monies due under this Note may, at the option of the holder of this Note, be applied first to repay such monies paid and the balance, if any, shall be applied on account of interest.

As a condition to this Note, Maker shall pay Lender a non-refundable original fee in an amount equal to $75,250.00.

This Note may be prepaid in full, or in part, subject to payment of the prepayment premium set forth above.

If at any time any amount payable by Maker to Lender on account of principal or interest shall not be paid for a period of fifteen (15) days after the due date thereof, Maker shall then pay to Lender upon demand, in addition to all other amounts payable, a late charge equal to five (5%) percent of the amount so overdue, but in no event less than $15.00.  The foregoing shall not apply to any payment due on the Maturity Date.

If a default shall occur in the making of any payment provided for in this Note,  or if any other event designated as an Event of Default in the Mortgage shall occur, after the expiration of any applicable grace period, then, or at any time thereafter, the Lender may (a) declare the entire debt then remaining unpaid, immediately due and payable and (b) the Interest Rate shall be an annual rate equal to four  (4%) percent in excess of the Interest Rate payable in the absence of a default and (c) apply to the indebtedness of Maker to Lender any and all deposits, certificates of deposit or other sums held by Lender of the account of or due as a credit to Maker all of which sums shall be deemed additional security for all obligations of Maker to Lender evidenced by this Note.

Failure of the holder hereof to exercise the option for acceleration of maturity following any default, or to exercise any other option granted hereunder, or the acceptance by the holder hereof of partial payment hereunder shall not constitute a waiver of any such default, but such options shall remain continuously in force.

This Note may not be changed orally, but only by an agreement in writing.

The Maker hereby waives presentment for payment, demand, notice of dishonor, diligence in collection, protest, and all other demands and notices (other than notices specifically and expressly provided for herein or in the Mortgage or in any other document that evidences or secures the indebtedness evidenced by this Note) in connection with the delivery, acceptance, performance, default, or enforcement of this Note, the Mortgage or any other security for this Note, and agrees to pay all costs of collection incurred therewith, including reasonable attorneys’ fees and to perform and comply with each of the covenants, conditions, provisions, and agreements of any of the undersigned contained in every instrument evidencing or securing the indebtedness evidenced by this Note.  No extension of the time for the payment of this Note or any installment hereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change, or affect the liability of the Maker.

If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note.  Notwithstanding any provision contained in this Note or in any instrument now or hereafter given as security for this Note or in connection with the loan for which this Note is evidence, the maximum amount of interest and other charges in the nature thereof contracted for or payable shall not exceed the maximum amount which may be lawfully contracted for or payable.  If said amount of interest and other charges shall be determined to exceed said maximum amount, the same shall be reduced to said maximum amount.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

This Note is secured by the Mortgage.

This Note consists of six (6) pages plus the signature page.

Time is of the essence of this Note.

MAKER AND LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR THE ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

This instrument shall take effect as a sealed instrument.

End of text.  Signature on following page.

HAMILTON HIGHLANDS, LLC, a Massachusetts
limited liability company
By: NewReal, Inc., a Massachusetts corporation,
its Manager

By:
Ronald Brown, President

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.

On this ________ day of March, 2018, before me, the undersigned notary public, personally appeared Ronald Brown proved to me through satisfactory evidence of identification, personally known to me to be the person whose name is signed on the preceding or attached document and acknowledged to me that he signed it voluntarily for its stated purpose as President of NewReal, Inc, which is the Manager of Hamilton Highlands, LLC.

NOTARY PUBLIC
My Commission Expires:

BROOKLINB BANK HEREBY AGREES TO THE FOREGOING AMENDED AND RESTATED NOTE, DATED MARCH 29, 2018, IN THE PRINCIPAL AMOUNT OF $21,500,000.00 FROM HAMILTON HIGHLANDS, LLC

BROOKLINE BANK

By:
Jane A. Adler, Vice President